Exhibit 99.1

Antero Resources Announces Launch of $500 Million Offering of Senior Notes

Denver, Colorado, May 17, 2021—Antero Resources Corporation (NYSE: AR) (“Antero Resources”) announced today that, subject to market conditions, it intends to offer $500 million in aggregate principal amount of senior unsecured notes due 2030 (the “Notes”) in a private placement to eligible purchasers.

Antero Resources intends to use the net proceeds from the offering and borrowings under its revolving credit facility to fund the previously announced redemption of its 5.625% senior notes due 2023 (the “2023 Notes”) outstanding on June 1, 2021 at par plus accrued interest. The offering of the Notes is not contingent upon the completion of such redemption.

The Notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States pursuant to Regulation S under the Securities Act.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful. This press release shall not constitute a notice of redemption of the 2023 Notes.

Antero Resources is an independent natural gas and natural gas liquids company engaged in the acquisition, development and production of unconventional properties located in the Appalachian Basin in West Virginia and Ohio. In conjunction with its affiliate, Antero Midstream (NYSE: AM), Antero is one of the most integrated natural gas producers in the U.S.

This release includes "forward-looking statements." Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Resources’ control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Resources expects, believes or anticipates will or may occur in the future, such as statements regarding the proposed offering and the intended use of proceeds, including to fund the redemption of all 2023 Notes, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements speak only as of the date of this release. Although Antero Resources believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Resources expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil most of which are difficult to predict and many of which are beyond the Antero Resources’ control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flows and access to capital, the timing of development expenditures, impacts of world health events, including the COVID-19 pandemic and the other risks described under the heading "Item 1A. Risk Factors" in Antero Resources’ Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequently filed Quarterly Report on Form 10-Q.

For more information, contact Michael Kennedy – Chief Financial Officer, at (303) 357-6782 or mkennedy@anteroresources.com.